Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Emergency Filtration Products, Inc.
Las Vegas, NV

We hereby consent to the use in this Registration Statement of Emergency Filtration Products, Inc. on Form S-8 of our report dated March 16, 2001 of Emergency Filtration Products, Inc. for the year ended December 31, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.

HJ & Associates, LLC
Salt Lake City, Utah
November 1, 2001